EXHIBIT 24.2

                                                           Certified Resolutions
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         RESOLUTION REGARDING $500 MILLION RULE 415 SHELF REGISTRATION

     RESOLVED, that the Board of Directors hereby authorizes the Company to issue and sell from time to time up to $500,000,000.00 aggregate principal amount of debentures, notes and/or other unsecured debt obligations and/or warrants or rights to purchase any of the foregoing (collectively the "Debt Securities"); and further

     RESOLVED, that, subject to the limitations set forth in these resolutions, the Board of Directors hereby authorizes the Company to issue and sell the Debt Securities on such terms and conditions as shall be determined by the Special Committee of Directors of the Company (the "Special Committee") appointed in the next following resolution: and further

     RESOLVED, that the Special Committee shall consist of P. Anthony Ridder, John C. Fontaine, and Ross Jones; that attendance by two members at any meeting of the Special Committee shall constitute a quorum necessary and sufficient to transact business; that the act of a majority of those present at any meeting shall be the act of the Special Committee; that notice of each meeting of the Special Committee shall be deemed to have been duly given by any member causing to be delivered, not less than two hours prior to the meeting, to the office of each member shown on the records of the Company, written telephonic or telegraphic notice of the location, date, time and purpose of the meeting; that a written waiver of the notice signed by a member, whether executed before or after the meeting, shall be deemed equivalent to a notice; and that attendance and participation in a meeting may take place by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; that any action required or permitted to be taken by the Special Committee may be taken without a meeting if all members of the Special Committee consent thereto in writing in accordance with the provisions of the Florida General Corporation Law; and further

     RESOLVED, that, subject to the limitations set forth in these resolutions, the Special Committee may at any time authorize one or more issues and sales of the Debt Securities by the Company and, in connection with any such issue, determine, approve or appoint, as the case may be:

     (a) the type and form of Debt Security or Securities and title or titles; provided that none of the Debt Securities shall be secured by any mortgage, pledge, lien, charge or security interest on any property or assets, or convertible into or exchangeable for any equity securities of the Company;

     (b)  the aggregate principal amount and denominations;

     (c)  the maturity or maturities;

     (d) the price to be received by the Company from the sale of such Debt Securities (which may be issued as an "original issue discount" within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended), any public offering price, any discount received by, or commission paid to, underwriters or to agents acting on behalf of the Company in connection with any such sale;


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     (e)  the  interest  or  rates,  if any,  to be  established  for such  Debt
          Securities, which rate or rates may vary from time to time in accordance with a formula to be approved by the Special Committee, and the dates, if any, on which such interest will be payable and the record dates for such interest payment dates;

     (f) the sinking fund provisions, if any, and the related redemption prices;

     (g) the mandatory or optional redemption rights, if any, of the Company and of the holders of such Debt Securities, and related redemption prices and any limitations on such redemption;

     (h) if the amount of principal or premium or interest on any of such Debt Securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined;

     (i)  if  other  than  U.S.  dollars,  the  currency,   including  composite
          currencies or currency units, in which the principal or premium or interest on any of such Debt Securities may be payable;

     (j) if any of such Debt Securities shall be issuable in the form of global securities;

     (k) the terms on which any of such Debt Securities may be converted into or exchanged for stock or other securities of the Company or other entities;

     (l) the restrictive covenants, if any, to be imposed upon the Company relating to any of such Debt Securities;

     (m) any trustee or authenticating or paying agent, warrant agent, transfer agent or registrar or any other person or entity to act in connection with Debt Securities for or on behalf of the holders thereof or the Company;

     (n) the terms of any warrants or rights to purchase any Debt Securities, including the exercise price payable upon the exercise of any warrant or right;

     (o)  the  form  and  the  terms  of  any  indenture,  including,    without
          limitation, any indenture supplemental thereto;

     (p) the form and terms of any underwriting agreement and/or pricing agreement;

     (q) the persons authorized to execute and deliver in the name and on behalf of the Company all such documents as may be necessary or appropriate to effectuate the issuance and sale of the Debt Securities; and

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     (r)  such other terms,  conditions and provisions as the Special  Committee shall deem appropriate;

and that the Special Committee is authorized, in the name and on behalf of the Company, to take any and all such actions and to do, or authorize to be done, all such things as the Special Committee may deem necessary or appropriate to effectuate the purpose of these resolutions; and further

     RESOLVED, that the officers of the Company be, and hereby are, authorized by and on behalf of the Company to negotiate arrangements for the sale of the Debt Securities with such firms or agents as shall be designated by the Special Committee; and further

     RESOLVED, that the officers of the Company be, and each of them hereby is, authorized in the name of and on behalf of the Company, to prepare, execute and file, or cause to be prepared and filed, with the Securities and Exchange Commission (the "SEC") one or more Registration Statements with respect to the Debt Securities, in such form as the officers executing the same shall approve, such approval to be conclusively evidenced by the execution thereof, and any amendments (including, without limitation, post-effective amendments) or supplements thereto, together with all documents required as exhibits to said Registration Statement or Statements, or any amendments or supplements thereto, and all certificates, letters, instruments, applications and other documents which may be required to be filed with the SEC with respect to the registration and offering of the Debt Securities, and to take any and all actions that any such officer shall deem necessary or advisable; and further

     RESOLVED, that each officer and director of the Company who may be required to execute any such Registration Statement, or any amendment thereto (whether on behalf of the Company or as an officer or director thereof), be, and each of them hereby is, authorized to execute and deliver a power of attorney, substantially in the form presented to this meeting, appointing John C. Fontaine, Ross Jones, and Gary R. Effren, and each of them severally, his true and lawful attorney to execute and file with the SEC, in his name, place and stead (in any such capacity) any such Registration Statement and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, with any exhibits thereto and other documents in connection therewith and any and all other instruments which said attorney or attorneys may deem necessary or advisable in order to enable the Company to comply with the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and any requirements of the SEC in respect thereof, in connection with the registration and continued registration under such Acts of the offer and sale of the Debt Securities; each of said attorneys to have power to act with or without the other; and further

     RESOLVED, that Ross Jones be, and he hereby is, designated and appointed as the agent for service of process by the SEC to be named as such in any aforementioned Registration Statement, with all the powers incident to such appointment; and further

     RESOLVED, that the proposed form of Indenture presented to this meeting, between the Company and The Chase Manhattan Bank, as trustee, providing for the issuance of the Debt Securities, is in all respects approved; and that the Chairman, the President and Chief Executive Officer and Vice President of the

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Company be, and each of them hereby is authorized to execute and deliver, in the name and on behalf of the Company, an Indenture, in substantially such form, the form of which is approved by the Special Committee, with The Chase Manhattan Bank, or other trustee, in connection with the issuance of the Debt Securities, with such changes therein as the officer executing the same may approve, such execution to be conclusive evidence of such approval (such Indenture, as executed and delivered on behalf of the Company, being hereinafter referred to as an "Indenture"); and further

     RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized in the name and on behalf of the Company to take any action necessary to qualify the Indenture under the Trust Indenture Act of 1939, as amended, including without limitation the execution, delivery and performance of any amendment to the Indenture which any such officer shall approve, with such changes therein as the officer executing the same may approve, such execution to be conclusive evidence of such approval; and further

     RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized in the name and on behalf of the Company to execute and deliver any and all such agreements, instruments, documents and certificates and to take any and all actions as any such officer shall deem necessary or advisable to cause the Debt Securities to be authenticated, delivered and issued pursuant to, and to be entitled to the benefits of, the Indenture; and that such officers are authorized to execute and deliver in the name and on behalf of the Company and under its corporate seal attested by its Secretary, indentures supplemental thereto approved by the Special Committee; and further

     RESOLVED, that subject to the limitations set forth in these resolutions, the Special Committee may approve the form of the Debt Securities of each issue, provided that the form so approved shall be of the character described in the Indenture; that the Chairman, the President and Chief Executive Officer and any Vice President of the Company be, and each of them hereby is, authorized to execute, in the name and on behalf of the Company and under its corporate seal attested by its Secretary or any Assistant Secretary, the Debt Securities of each issue in the principal amount thereof and with such terms as shall have been determined by the Special Committee; that the signature of each of such officers on the Debt Securities may be manual or by facsimile, that Debt Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company notwithstanding that such individuals or any of them cease to hold such offices prior to the authentication of such Debt Securities; that the proper officers of the Company be, and each of them hereby is, authorized to deliver or cause to be delivered the Debt Securities of each issue for authentication and delivery in the principal amount thereof as shall have been determined by the Special Committee and in accordance with the provisions of the Indenture; and that upon the authentication of the Securities of each issue by the trustee under such Indenture as aforesaid, such trustee is authorized to deliver such Debt Securities as instructed by the proper officers of the Company; and further

     RESOLVED, that the proper officers of the Company be, and they each hereby are, authorized in the name and on behalf of the Company, to take any and all

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action  which  they may deem  necessary  or  advisable  in order to  effect  the registration or qualification (or exemption therefrom) of the Company's Debt Securities for issue, offer, sale or trade under the Blue Sky or securities laws of any of the States and jurisdictions of the United States of America and in connection therewith to execute, acknowledge, verify, deliver, or cause to be published any applications, reports consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification for as long as any such officer may, in his sole discretion, deem to be in the best interest of the Company; and further

     RESOLVED, that a partner or proper officer of Goldman, Sachs & Co., or such other firms or agents as shall be designated by the Special Committee appointed herein, be and hereby is authorized, on behalf of the Company, to execute any necessary application for the registration or qualification of the Company's Debt Securities under the California Corporate Securities Law of 1968; and further

     RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to make application to such securities exchanges as the officer acting shall deem necessary or appropriate for the listing thereon of any issue of Debt Securities and that each officer, or such other person as such officer may designate in writing, is authorized to appear before any official or officials or before any body of any such exchange, and to execute and deliver any and all papers and agreements, specifically including, without limitation, indemnity agreements for the benefit of any such exchange relating to the use of facsimile signatures, and to do any and all things which may be necessary to effect such listing, specifically including registration of the Debt Securities under Section 12 of the Securities Exchange Act of 1934, as amended; and further

     RESOLVED, that the proper officers of the Company be, and each of them hereby is, authorized to do and perform, or cause to be done and performed, all such acts, deeds and things and to cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Company or otherwise as any such officer may deem necessary or appropriate to effectuate or carry out fully the purposes and intents of the foregoing resolutions, including the performance of the obligations of the Company under the Indenture, the Debt Securities, the Registration Statement or any other agreement referred to herein; and further

     RESOLVED, that all actions heretofore taken for and on behalf of the Company by its officers or employees in connection with the transactions contemplated by the foregoing resolutions are hereby ratified, approved, adopted and confirmed in all respects.